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CONTRATO DE EXPLORACIÓN, EXPLOTACIÓN Y PROMESA UNILATERAL DE VENTA QUE CELEBRAN POR UNA PARTE CORPORATIVO MINERO, S. A. DE C. V. (EN ADELANTE DENOMINADA "LA PROMITENTE"), REPRESENTADA POR SU APODERADO EL SEÑOR LICENCIADO JOSÉ CONRADO TERRAZAS CANO Y, POR LA OTRA, MINERA RIO TINTO, S. A. DE C. V. (EN ADELANTE DENOMINADA "LA EXPLORADORA"), REPRESENTADA POR SU APODERADO EL SEÑOR INGENIERO MARIO AYUB, DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLAUSULAS

DECLARACIONES

I. Declara LA PROMITENTE:

a) Ser una sociedad minera legalmente constituida conforme a las leyes de la República Mexicana, legalmente capacitada para celebrar el presente contrato y para ser titular de concesiones mineras;

COTEJADO

b) Que su apoderado el señor licenciado José Conrado Terrazas Cano esta debidamente facultado para representarla y para obligarla en los términos y condiciones del presente contrato;

c) Que es la legítima titular de los derechos derivados de las concesiones mineras de explotación existentes sobre los siguientes lotes mineros ("LOS LOTES"):

NOMBRE DEL LOTE	TITULO N°	HS.
AURIFERO	196356	492
AURIFERO NORTE	196153	60
LA MARAVILLA	190479	48
AQUILON UNO	208339	222

Todos LOS LOTES se encuentran ubicados en el Municipio de Urique, Estado de Chihuahua, dentro de la circunscripción de la Agencia de Minería de Chihuahua, Chih.

d) Que, excepto por el pago de derechos sobre concesiones mineras, respecto de las concesiones mineras existentes sobre LOS LOTES, como su titular se encuentra al corriente en el cumplimiento de todas las obligaciones que al mismo impone la Ley Minera, su Reglamento y demás disposiciones legales aplicables y, de igual manera, los derechos derivados de las concesiones mineras existentes sobre LOS LOTES, se encuentran libres de todo gravamen, afectación o limitación de dominio; y

e) Que desea otorgar a LA EXPLORADORA el derecho de explorar y explotar LOS LOTES y una promesa unilateral de venta de los derechos derivados de las concesiones mineras existentes sobre LOS LOTES, por lo que esta dispuesta a celebrar el presente contrato de conformidad con los términos y condiciones aquí establecidos.

II. Declara LA EXPLORADORA:

a) Ser una sociedad minera legalmente constituida conforme a las leyes de la República Mexicana, legalmente capacitada para celebrar el presente contrato y para ser titular de concesiones mineras;

b) Que su apoderado el señor ingeniero Mario Ayub, está debidamente facultado para representarla y celebrar el presente contrato; y

c) Que desea se le otorgue el derecho de explorar y explotar LOS LOTES y el derecho de opción de compra de los derechos derivados de las concesiones mineras existentes sobre el mismo, en los términos y condiciones establecidos en el presente contrato.

De conformidad con las Declaraciones anteriores, las partes otorgan las siguientes

CLAUSULAS

PRIMERA. Derecho de explorar LOS LOTES. LA PROMITENTE otorga a LA EXPLORADORA el derecho exclusivo de explorar y, en su caso, explotar LOS LOTES durante todo el tiempo que se encuentren vigentes las concesiones mineras existentes o que se lleguen a expedir sobre LOS LOTES o alguno de ellos, pudiendo LA EXPLORADORA efectuar en LOS LOTES durante dicho periodo toda clase de trabajos de exploración y explotación que la Ley Minera, su Reglamento y los títulos de concesión minera permitan realizar a los concesionarios mineros.

Si LA EXPLORADORA desea mantener en vigor el presente contrato, se compromete con LA PROMITENTE a invertir directamente en trabajos de exploración, desarrollo y explotación de LOS LOTES, la cantidad de cuando menos, un millón de dólares de los Estados Unidos de América durante el primer año de vigencia del mismo y a iniciar la producción comercial en LOS LOTES a más tardar un año después de la fecha de firma del presente contrato.

Dado el conocimiento que LA PROMITENTE tiene de LOS LOTES y su operación y producción previa, las partes convienen en que ésta o Minera Grupo Factor, S. A. de C. V. (empresa filial), participarán y colaborarán directamente con LA EXPLORADORA en los trabajos de exploración, desarrollo, puesta en explotación y producción que se realicen en LOS LOTES para obtener una mayor eficiencia de la operación.

SEGUNDA. Derecho de terminación anticipada. El término de vigencia del presente contrato será de cumplimiento forzoso para LA PROMITENTE y voluntario para LA EXPLORADORA, quién en consecuencia podrá darlo por terminado en cualquier momento mediante un aviso enviado por escrito a LA PROMITENTE en forma fehaciente con treinta días de anticipación a la fecha deseada de terminación.

No obstante lo anterior, LA PROMITENTE tendrá también el derecho de dar por terminado este contrato en cualquier momento sí LA EXPLORADORA no cumple con cualquiera de las obligaciones que contrae en el mismo.

TERCERA. Promesa Unilateral de Venta. LA PROMITENTE unilateralmente promete vender a LA EXPLORADORA, si ésta desea adquirirlos durante el término de vigencia del presente contrato, los derechos derivados de las concesiones mineras existentes o que se lleguen a expedir sobre LOS LOTES, en un precio alzado total de venta de $ 2'000,000.00 Dólares, moneda de los Estados Unidos de Norteamérica (DOS MILLONES DE DOLARES 00/100 E. U. A.) más IVA, pagadero en efectivo al momento de compra, en los términos y condiciones establecidos en el presente contrato, pero pudiendo LA EXPLORADORA pagarlo mediante capitalización de las regalías pagadas a que se refiere la Cláusula Quinta siguiente,.

En virtud de la naturaleza unilateral de la presente promesa, ésta será obligatoria para LA PROMITENTE y voluntaria para LA EXPLORADORA, la que en consecuencia tendrá el derecho de decidir si adquiere o no los mencionados derechos durante el término de vigencia de este contrato.

Para ejercer su derecho de opción de compra de los derechos derivados de las concesiones mineras existentes sobre LOS LOTES, bastará que LA EXPLORADORA notifique su decisión a LA PROMITENTE en forma fehaciente, comprometiéndose ésta a transmitir de inmediato los derechos derivados de las concesiones mineras a LA EXPLORADORA, siempre y cuando esta se encuentre al corriente en el cumplimiento de todas sus obligaciones derivadas del presente contrato.

CUARTA. **Contraprestación por la celebración del presente contrato.** Como contraprestación por la celebración del presente contrato,. LA EXPLORADORA pagará a LA PROMITENTE las siguientes cantidades en dólares de los Estados Unidos de América o su equivalente en moneda nacional al momento del pago:

a) A la firma del presente contrato	$ 150,000 Dls. E.U.A.
b) A los 2 meses de la firma	$ 200,000 Dls. E.U.A.
Total:	$ 350,000 Dls. E.U.A.

A todas las cantidades arriba mencionadas se les agregará el 15 % del Impuesto al Valor Agregado al momento de hacer su pago.

Si LA EXPLORADORA diere por terminado el presente contrato en cualquier momento, todas las cantidades que hubiere pagado a LA PROMITENTE como contraprestaciones conforme a la presente Cláusula quedarán en beneficio de LA PROMITENTE en calidad de arras, sin que esta tenga obligación de devolverlas a LA EXLORADORA ni esta derecho de exigir su reembolso. Reconoce la PROMINENTE que, el 13 de Enero del año en curso, recibió de la EXPLORADORA un pago por la cantidad de $ 50,000.(CINCUENTA MIL DÓLARES) mas el 15% del Impuesto al Valor Agregado; mismo que se aplicará al pago estipulado en este clausula que la EXPLORADORA tiene que hacer al momento de la firma de este contrato.

QUINTA. **Regalías.** LA EXPLORADORA conviene en pagar a LA PROMITENTE una regalía del $ 20 Dólares E. U. A. por onza de oro producida y vendida de LOS LOTES, más .10 centavos de Dólar por cada dólar por arriba de los $ 400.00 Dólares E. U. A. por onza de oro, en que se encuentre el precio por onza de oro el día en que se efectúe el calculo de las regalías.

LA EXPLORADORA efectuará los pagos de regalías antes del día 20 de cada mes, respecto del mes anterior en que hubiere habido producción y ventas de mineral. LA EXPLORADORA señalará un auditor competente y que sea aceptable para LA PROMITENTE para verificar el cálculo de las cantidades que se les pagarán por concepto de regalías.

En caso de que LA EXPLORADORA compre los derechos sobre LOS LOTES a LA PROMITENTE, podrá pagar, total o parcialmente, el precio de compra convenido, según fuere el caso, capitalizando las regalías pagadas con anterioridad a la fecha del contrato de compraventa. Cuando LA PROMINENTE haya recibidos pagos acumulados, por concepto de regalías, por un total igual a $ 2000,000. (DOS MILLONES DE DOLARES) Esta se obliga a trasmitir los derechos de las concesiones mineras contratadas en el presente a LA EXPLORADORA.
Asimismo, LA EXPLORADORA se compromete a que en caso de que con posterioridad transmita, total o parcialmente, a terceros los derechos de exploración de LOS LOTES, hará que quién los adquiera se comprometa

a pagar a LA PROMITENTE las regalías y anticipos a que se refiere esta Cláusula en los términos y condiciones aquí convenidos, así como a hacer que estos se comprometan a su vez a que, sí posteriormente ellos transmitieren los derechos a terceros, harán que quién los adquiera asuma el mismo compromiso y, en caso de que quienes transmitan los derechos no cumplan con esta obligación, ellos deberán pagar a LA PROMITENTE las regalías y cantidades que correspondan.

SEXTA. **Inicio de la producción y venta de mineral.** LA EXPLORADORA se compromete a realizar sus mejores esfuerzos como buen minero para poner en producción LOS LOTES y a vender el mineral a más tardar un (1) año después de la fecha de firma del presente contrato.

Pero en todo caso, si dos años después de haberse celebrado el presente contrato LA EXPLORADORA no ha iniciado la producción en LOS LOTES, se compromete a pagar anualmente a LA PROMITENTE en la fecha de aniversario de la firma del presente contrato, la cantidad de $ 120,000.00 Dólares E.U.A. como anticipo a cuentas de regalías, hasta que se inicie la producción en LOS LOTES y las regalías excedan de esa cantidad.

Si una vez iniciada la producción esta se suspendiere por cualquier motivo, LA EXPLORADORA también deberá pagar a LA PROMITENTE anualmente la cantidad arriba mencionada hasta que se vuelva a iniciar la producción.

SEPTIMA. **Honorarios, derechos, impuestos y gastos.** Todos los honorarios, gastos, derechos e impuestos que originen el otorgamiento y celebración tanto del presente contrato como del contrato de compraventa respectivo, serán pagados por LA EXPLORADORA, pero no así los impuestos que se causen sobre los ingresos que obtenga LA PROMITENTE, los que serán pagados por ésta.

OCTAVA. **Responsabilidad laboral.** En virtud de que entre los trabajadores y obreros contratados por cada una de las partes y las otras partes no existe relación obrero-patronal alguna, las partes expresamente convienen en que, cada una, respecto de su personal o el de sus contratistas, ella o aquellos serán los únicos que tengan la responsabilidad laboral conforme a la legislación laboral vigente y, por lo tanto, se obliga con las otras partes a mantenerlas libres y a salvo de cualquier reclamación, demanda, denuncia o queja que pudiere presentarse en su contra por trabajadores o empleados de la otra parte, o bien, por el de sus contratistas o por autoridades del trabajo o administrativas.

NOVENA. **Obligaciones adicionales de LA PROMITENTE.** Además de las obligaciones que LA PROMITENTE ha contraído en las Cláusulas que anteceden, durante todo el término de vigencia de este Contrato, tendrá las siguientes:

a) Mantener en vigor los derechos derivados de las concesiones mineras existentes o que se lleguen a expedir sobre LOS LOTES y, asimismo, mantenerlos libres de toda afectación, gravamen o limitación de dominio, cumpliendo puntualmente con todas las obligaciones que le impone la Ley Minera, su Reglamento y demás disposiciones aplicables como titular de las concesiones mineras existentes sobre LOS LOTES;

b) Permitir a LA EXPLORADORA realizar en LOS LOTES toda clase de trabajos de exploración, evaluación, pruebas metalúrgicas, desarrollo, puesta en explotación y producción que considere necesarios, así como facilitarle toda la información de la que disponga sobre LOS LOTES; y

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c) Mantener a LA EXPLORADORA libre y a salvo de cualquier reclamación que pudiere intentarse en su contra por actos que sean directamente imputables a LA PROMITENTE o que sean responsabilidad exclusiva de esta. Así como, libre y a salvo del pago de cualquier regalías sobre las ventas del mineral extraidos de LOS LOTES a las que terceros pudieran tener derechos, fuera de las convenidas en el presente contrato.

DECIMA. **Obligaciones adicionales de LA EXPLORADORA.** Además de las obligaciones que LA EXPLORADORA ha contraído en las Cláusulas anteriores, durante todo el término de vigencia del presente contrato, tendrá las siguientes:

a) Efectuar la exploración, desarrollo, puesta en explotación y explotación de LOS LOTES de la mejor manera posible, conforme a las prácticas mineras más adecuadas y racionales y con estricto apego a las disposiciones legales aplicables, efectuando suficientes trabajos de explotación para cumplir con las disposiciones de la Ley y cumpliendo con todas las disposiciones existentes para la prevención de la contaminación ambiental que fueran aplicables a la operación;

b) Ayudar a LA PROMITENTE a cumplir puntualmente con las obligaciones de preparar y presentar los informes de comprobación de trabajos regulares de exploración y explotación y de pago de los derechos sobre concesiones mineras, comprometiéndose a pagar estos últimos o a reembolsar a LA PROMITENTE los derechos que ella pague durante la vigencia del presente contrato;

c) Mantener LOS LOTES en buen estado y condiciones de exploración y explotación, haciéndose cargo del cumplimiento de las obligaciones de control de la contaminación ambiental y de seguridad en los trabajos de las minas;

d) Pagar oportunamente a LA PROMITENTE las contraprestaciones establecidas en el presente contrato; y

e) Permitir a LA PROMITENTE, por conducto de sus representantes, inspeccionar en todo tiempo LOS LOTES y las obras en ellos efectuadas o que se estén efectuando, pero sin interferir de manera alguna en el buen desarrollo de los trabajos de exploración.

Si en cualquier momento, durante la vigencia del presente contrato LA EXPLORADORA no diere cumplimiento a las obligaciones por ella contraídas en el mismo y en especial a las mencionadas en la presente Cláusula, LA PROMITENTE tendrá derecho a dar por terminado este contrato en los términos de la Cláusula Décima Primera siguiente, independientemente de su derecho a exigir el pago de daños y perjuicios.

DECIMA PRIMERA. **Incumplimiento.** El incumplimiento de cualquiera de las partes con las obligaciones que contraen en el presente contrato, dará derecho a la otra a pedir el inmediato cumplimiento de las obligaciones no satisfechas, para lo cual deberán solicitar por escrito a la parte incumplida que cumpla con las obligaciones hasta entonces no cumplidas y si después de transcurridos treinta días naturales de la fecha en que se hubiere hecho la solicitud, el incumplimiento subsiste, la parte afectada podrá, a su elección, pedir judicialmente se dé cumplimiento a dichas obligaciones, o bien, de dar por terminado el presente contrato, pudiendo en ambos casos, exigir además el pago de daños y perjuicios.

DECIMA SEGUNDA. **Causas de Fuerza Mayor.** No se considerará que las partes hayan incurrido en incumplimiento cuando por causas de fuerza mayor se vean imposibilitadas para cumplir con las obligaciones que contraen en el presente contrato.

COTEJADO

Se considerarán como causas de fuerza mayor, a título enunciativo pero no limitativo: terremotos, incendios, inundaciones, derrumbes, hundimientos, asonadas, motines, rebeliones, guerras, huelgas, revoluciones, actos de autoridad y, en general, cualquier otro hecho o acto totalmente fuera de la voluntad de las partes y de su control que les impida cumplir con sus obligaciones, total o parcialmente.

Cuando alguna de las partes se vea afectada por alguna causa de fuerza mayor y, por lo mismo imposibilitada para cumplir con sus obligaciones, deberá notificarlo de inmediato a la otra, informándole del tiempo que calcule estar imposibilitada para dar cumplimiento a las mismas.

Sí transcurridos seis meses de la fecha en que se hubiere presentado una causa de fuerza mayor ésta subsistiere, la otra parte tendrá derecho de dar por terminado el presente contrato.

DECIMA TERCERA. <u>Acuerdo total entre las partes.</u> El presente contrato refleja el acuerdo total de las partes respecto de su objeto, por lo que el mismo, cancela y deja sin efecto cualesquiera otros contratos, convenios o acuerdos celebrados entre ellos con anterioridad, respecto del mismo objeto.

El presente contrato obligará en todos sus términos y condiciones a los herederos, cesionarios y causahabientes de las partes.

Las partes se comprometen a ratificar el presente contrato ante Notario Público e inscribirlo en el Registro Público de Minería de conformidad con lo dispuesto en la Ley Minera y su Reglamento.

DÉCIMA CUARTA. <u>Avisos y notificaciones.</u> Todos los avisos y notificaciones que deban darse entre las partes de conformidad con el presente contrato, se harán por una parte a la otra ya sea en forma verbal o escrita, en la inteligencia de que cuando se desee dejar constancia fehaciente de haber dado un aviso, el mismo se deberá dar ante Notario.

Para los efectos del presente contrato, las partes señalan como sus domicilios los siguientes:

LA PROMITENTE	LA EXPLORADORA
CORPORATIVO MINERO, S. A. de C. V.	MINERA RIO TINTO, S.A. de C.V.
Albatros Nº 1619	Pascual Orozco 2117
Col. Arboledas	Col. Cima
Chihuahua, Chih.31166	Chihuahua, Chih. 31237
RFC: CMI 010126 SKA	R.F.C. NMI 020828 QP1.
Tel.: 417 93 72	Tel.: 414 7191
Fax: 421 25 09	Fax: 414 7251

Cualquier cambio en los domicilios arriba mencionados deberá ser notificado por una parte a la otra cuando ocurra.

DÉCIMA QUINTA. <u>Leyes y Tribunales aplicables.</u> Para todo lo no expresamente estipulado en el presente contrato, las partes se someten a las disposiciones legales aplicables en Chihuahua, Chihuahua, en especial a las de la Ley Minera, su Reglamento, la Ley Federal de Derechos, el Código de Comercio, y el Código Civil para el Distrito Federal, conviniendo en someterse en caso de controversia a la jurisdicción de los tribunales competentes

en la ciudad de Chihuahua, Chihuahua, renunciando a la jurisdicción de cualquier otro juzgado, tribunal o corte al que pudieren tener derecho en virtud de sus actuales o futuros domicilios.

Se firma el presente contrato por cuadruplicado en la ciudad de Chihuahua, Chihuahua, el día 6 de mayo de 2004.

LA PROMITENTE	LA EXPLORADORA
CORPORATIVO MINERO, S. A. DE C. V.	MINERA RIO TINTO, S. A. DE C. V.
Lic. José Conrado Terrazas Cano	Ing. Mario Ayub

COTEJADO